Exhibit 99.2

HWGG CAPITAL P.L.C.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In U.S. dollars)

	As of	As of
	September 30,	December 31,
	2022 (Unaudited)	2021 (Audited)
ASSETS
Current assets
Cash and cash equivalents	$3,657,307	$455,404
Account receivable	4,363,163	2,082,551
Amount due from related parties	1,901,006	2,116,513
Inventories	2,314	17,546
Other receivables, prepayments and other current assets	553,008	2,112,148
Total Current Assets	10,476,798	6,784,162

Non-current assets
Other investment	—	500,100
Intangible asset	67,280	89,706
Goodwill	—	29,279
Property and equipment, net	8,505	13,410
Total Non-Current Assets	75,785	632,495

TOTAL ASSETS	$10,552,583	$7,416,657

LIABILITIES
Current liabilities
Amounts due to related parties	$2,195,914	$—
Accounts payable	5,036,449	1,923,910
Accruals and other payables	178,159	1,531,085
TOTAL LIABILITIES	7,410,522	3,454,995

STOCKHOLDERS’ EQUITY

Common stock par value $1: 2,395,000 shares issued and outstanding, respectively	3,820,750	2,395,000
Accumulated deficit	(682,019)	(873,247)
Equity attributable to equity holders of the parent	3,138,731	1,521,753
Non-controlling interests	3,330	2,439,909
Total Stockholders’ Equity	3,142,061	3,961,662

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,552,583	$7,416,657

The accompanying notes are an integral part of these condensed consolidated financial statements.

HWGG CAPITAL P.L.C.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME OR LOSS
(In U.S. dollars)

	For the Period Ended September 30, 2022 (Unaudited)	For the Years Ended December 31, 2021 (Audited)
REVENUE	$552,288	$431,356

COST OF REVENUE	(15,232)	(12,167)

GROSS PROFIT	537,056	419,189

OPERATING EXPENSES
Selling expense	—	(37,818)
General and administrative expenses	(362,329)	(577,444)
Total Operating Expenses	(362,329)	(615,262)

INCOME / (LOSS) FROM OPERATIONS	174,727	(196,073)

OTHER INCOME/(EXPENSE), NET	16,501	127,337

NET INCOME / (LOSS)	$191,228	$(68,736)

(Income) / Loss attributable to non-controlling interests	—	(74,463)
NET INCOME / (LOSS) FOR THE YEAR	191,228	(143,199)

OTHER COMPREHENSIVE INCOME / (LOSS)
Foreign currency translation adjustment	—	(19,065)

TOTAL COMPREHENSIVE INCOME / (LOSS)	$191,228	$(162,264)

Weighted average number of common shares outstanding – basic and diluted	3,820,750	2,395,000
Net income / (loss) per share – basic and diluted	$0.05	$(0.07)

The accompanying notes are an integral part of these condensed consolidated financial statements.

HWGG CAPITAL P.L.C.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In U.S. dollars)

1.	ORGANIZATION AND BUSINESS

HWGG Capital P.L.C. (“HWGG Capital ” or, “the Company”), incorporated in Labuan, Malaysia, is engaged in Labuan money broking business and Labuan credit token business.

The Company hold the following equity interests in its subsidiaries:

(i)	40% interest in Ho Wah Genting Investment Bank (Labuan) P.L.C (“HWGIB”), incorporated in Labuan, Malaysia, is engaged in Labuan investment banking. On May 11, 2022, the Company has disposed the entire interest in HWGIB.

(ii)	55% interest in HWG Cash Singapore Pte Ltd (“HCS”), incorporated in Singapore, is engaged in trading of digital assets.

(iii)	55% interest in HWG Fintech International limited (“HWGF”), incorporated in Hong Kong, is engaged in business solution for fintech clients. On August 30, 2021, the Company has disposed the entire interest in HWGF.

(iv)	100% in HWGC KZ Limited (“HKZ”), incorporated in Kazakhstan, is engaged in liquidation and procurement of digital assets.

2.	UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information under Article 8 of Regulation S-X. They do not include all information and foot notes required by U.S. GAAP for complete financial statements. The interim unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto as of and for the year ended December 31, 2021.

In the opinion of management, the Company has made all adjustments necessary to present a fair statement of the financial position as of September 30, 2022, and results of operations for the nine months ended September 30, 2022. All significant intercompany transactions and balances are eliminated on consolidation. The results of operations for the nine months ended September 30, 2022 are not necessarily indicative of the results of operations for the entire fiscal year.

Recently issued accounting pronouncements

The Company has implemented all applicable new accounting pronouncements that are in effect. Those pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	ACCOUNT RECEIVABLES

Accounts receivable represent non-interest-bearing credit token that are collectible from the authorized agencies.

4.	OTHER RECEIVABLES, PREPAYMENTS AND OTHER CURRENT ASSETS

Other receivables, prepayments and other current assets consist of the following:

	As of September 30, 2022	As of December 31, 2021
Other receivables (1)	$486,198	$2,018,260
Deposits (2)	56,253	56,015
Prepayments (3)	10,557	37,873
	$553,008	$2,112,148

(1)	Other receivables primarily represent unsecured and non-interest-bearing short-term advances that the Company makes from time-to-time to third-party entities. These advances are due unsecured and on demand.
(2)	Deposits represented payments of deposit made to prepaid card supplier.
(3)	Prepayments mainly consists of prepayment for business licenses in Labuan and IT related fees.

5.	OTHER INVESTMENT
	As of September 30, 2022	As of December 31, 2021
Other long-term investments
Non-quoted investment (1)	$—	$500,100
	$—	$500,100

(1)	The Company, through its subsidiary, HWGIB acquired 501,000 shares of common stock of Fintech Bank Labuan (“FBL”), a non-quoted company during the year ended December 31, 2021, for consideration of $500,100. HWGIB holds non-controlling interest of 10% in the FBL.

On May 11, 2022, the Company disposed 1,539,375 shares of Ho Wah Genting Investment Bank (Labuan) P.L.C, representing 37.5% equity interest of HWGIB, for consideration of $1,539,375. Consequently, HWGIB ceased to be a subsidiary of the Company, with the Company holding 2.5% equity interest in HWGIB.

6.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of September 30, 2022	As of December 31, 2021

Office equipment	$3,735	$4,719
Computer equipment	9,646	10,313
Furniture and fittings	2,513	2,513
Leasehold improvement	10,173	10,173
	26,067	27,718
Less: Accumulated depreciation	(17,562)	(14,308)
Balance at end of period/year	$8,505	$13,410

Depreciation expenses charged to the statements of operations and comprehensive loss for the periods ended September 30, 2022 were $3,254 and for the year ended December 31, 2021 were $4,972.

7.	ACCOUNT PAYABLES

Accounts payables are non-interest-bearing credit token that are payable to the credit token owners through mobile applications and corporate dealers.

8.	ACCRUED EXPENSE AND OTHER PAYABLES

Accrued expense and other payables consist of the following:

	As of September 30, 2022	As of December 31, 2021

Provisions and accruals	$3,600	$6,600
Others (1)	174,559	1,524,485
Balance at end of period/year	$178,159	$1,531,085

(1)	Other payables mainly consist of deposits made by investors.

9.	RELATED PARTY BALANCES AND TRANSACTIONS

	As of September 31, 2022	As of December 31, 2021
Amount due from related parties
HWG Taiwan Fintech Ltd (1)	$75,930	$65,591
Ho Wah Genting Group (Thailand) Co., Ltd. (1)	302	302
Ho Wah Genting Group Sdn Berhad (2)	1,107,305	545,944
Ho Wah Genting Holding Sdn Bhd (3)	—	991,666
HWGC Holdings P.L.C. (1)	530	120
Vitaxel Sdn Bhd (4)	22,964	15,048
HWG Fintech International Limited (5)	497,842	497,842
HWGC Holdings Limited (6)	196,134	—
Total Amount due from related parties	$1,901,006	$2,116,513

Amount due to related parties
Ho Wah Genting Investment Bank (Labuan) P.L.C. (7)	$2,195,914	$—
Total Amount due to related parties	$2,195,914	$—

The related party balances are unsecured, interest-free and repayable on demand.

(1)	A major shareholder and former director of the Company, Lim Chun Hoo, is also a director of HWG Taiwan Fintech Ltd, Ho Wah Genting Group (Thailand) Co., Ltd and HWGC Holdings P.L.C.

The amount due from these related parties as at September 30, 2022 and December 31, 2021 were advances made to the HWG Taiwan Fintech Ltd, Ho Wah Genting Group (Thailand) Co., Ltd and HWGC Holdings P.L.C.

(2)	The President of the Company, Dato’ Lim Hui Boon, is also the Group President of Ho Wah Genting Group Sdn Berhad (“HWGGSB”).

(3)	Lim Wee Kiat, a related person to Lim Chun Hoo, is a director of Ho Wah Genting Holding Sdn Bhd.

The Company entered into a rental arrangement with Ho Wah Genting Holding Sdn Bhd for corporate office facility. The 3 years lease arrangement commenced on 1st May 2022 with the monthly rental of approximately $1,448 per month.

(4)	Lim Wee Kiat, a related person to Lim Chun Hoo, is a director of Vitaxel Sdn Bhd (“VSB”).

The amount due from VSB as at September 30, 2022 and December 31, 2021, were advances made to the VSB.

(5)	A major shareholder and former director of the Company, Lim Chun Hoo, is also a director of HWG Fintech International Limited (“HWGF”). On August 30, 2021, the Company has disposed the entire interest in HWGF for consideration of HKD1. Upon disposal, HWGF ceased to be the subsidiary of the Company.

(6)	On July 21, 2022, HWGC Holdings Limited (“HWGC Holdings”), entered into a share exchange agreement (the “Share Exchange Agreement”) with the Company, and all of the shareholders of the Company. Following the closing of the share exchange (the “Transaction”), the Company will be a wholly owned subsidiary of the HWGC Holding. Subject to the terms and conditions of the Share Exchange Agreement, at the closing of the Transaction, each issued and outstanding share of the Company shall be exchanged for such number of shares of newly issued shares Common Stock (the “Exchange Shares”) for an aggregate of $55,000,000. The number of Exchange Shares will be calculated based on a $0.60 share price.

On November 15, 2022, HWGC Holdings consummated the share exchange transaction. Pursuant to the terms and provisions of the Share Exchange Agreement, effective as of the closing (the “Effective Time”), the HWGC Holdings acquired all of the issued and outstanding ordinary shares of the Company from the Company’s Shareholders in exchange for an aggregate of 91,666,667 shares of common stock of the HWGC Holdings (the “Exchange Shares”), with each Company’s Shareholder receiving a pro rata portion of the Exchange Shares based upon the total number of the Company’s shares held by such Shareholder immediately prior to the Effective Time. As a result of the Share Exchange, the Company became a wholly owned subsidiary of the HWGC Holdings.

(7)	Lim Ooi Hong, a related person to Lim Chun Hoo, is a director of Ho Wah Genting Investment Bank (Labuan) P.L.C (“HWGIB”). HWGIB is also a former subsidiary of the Company.

The Company entered into 11 collaboration loan agreements (the “Loan Agreements”) with its subsidiary, HWGIB, between August 5, 2021 and January 20, 2022, where HWGIB provided loan to the Company. Except for the principal amount and interest of each loan, all Loan Agreements have identical terms. The Loan Agreements expressly provide that HWGIB is investing into business of HWGG Capital but will not acquire any equity in HWGG Capital. The term of each Loan Agreement has commenced upon the execution thereof and may be terminated by the mutual consent of the parties or by winding up of each company. The Loan Agreements contain standard confidentiality and non-disclosure provisions and representations and warranties. The amount due to HWGIB as of September 30, 2022 were $2,195,914.

(8)	Payments in form of fees have been made to the following officers of the Company:

	September 30, 2022	December 31, 2021
Mok Lip Bin (i)	$7,024	$4,500
Lim Chun Hoo (ii)	—	45,000
	$7,024	$49,500
(i)	Mok Lip Bin is the executive director of the Company

(ii)	Lim Chun Hoo is appointed as the director of the Company on November 16, 2021. He resigned as director of the Company on May 6, 2022. However, Lim Chun Hoo is still a director in HWGIB in prior year, where he receives director fee of $45,000 for the year ended December 31, 2021.